Exhibit 8.1
The Tower at Peabody Place 100 Peabody Place, Suite 900 Memphis, TN 38103-3672 (901) 543-5900

May 22, 2012

Education Realty Trust, Inc.

530 Oak Court, Suite 300

Memphis, TN 38117

Re: Education Realty Trust, Inc.’s Qualification as a Real Estate Investment Trust

Ladies and Gentlemen:

We have acted as counsel to Education Realty Trust, Inc., a Maryland corporation (“EDR”), in connection with the offer and sale of shares of common stock, $.01 par value per share, of EDR pursuant to a prospectus supplement filed on even date herewith (the “Prospectus Supplement”) as part of a registration statement on Form S-3, File No. 333-161493 (the “Registration Statement”) which contains the base prospectus (the “Prospectus”). You have requested our opinion regarding certain U.S. federal income tax matters.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documentation and information provided by EDR as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In addition, EDR has provided us with, and we are relying upon, a certificate containing certain factual representations and covenants of a duly authorized officer of EDR (the “Officer’s Certificate”) relating to, among other things, the actual and proposed operations of EDR, Education Realty Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), and the entities in which either holds, or has held, a direct or indirect interest (collectively, the “Company”).

For purposes of this opinion, we have not independently verified the facts, statements, representations and covenants set forth in the Officer’s Certificate or in any other document. In particular, we note that the Company has engaged in, and may engage in, transactions in connection with which we have not provided legal advice, and have not reviewed, and of which we may be unaware. Consequently, we have relied on EDR’s representations that the facts, statements, representations and covenants presented in the Officer’s Certificate and other documents, or otherwise furnished to us, accurately and completely describe all material facts relevant to our opinion. We have assumed that all such facts, statements, representations and covenants are true without regard to any qualification as to knowledge, belief or intent. Our opinion is conditioned on the continuing accuracy and completeness of such facts, statements, representations and covenants. Any material change or inaccuracy in the facts, statements, representations and covenants referred to, set forth, or assumed herein or in the Officer’s Certificate may affect our conclusions set forth herein.

In our review of certain documents in connection with our opinion as expressed below, we have assumed that each of the documents has been duly authorized, executed and delivered; is authentic, if an original, or is accurate, if a copy; and has not been amended subsequent to our review. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

Education Realty Trust, Inc.

Our opinion also is based on the correctness of the following assumptions: (i) EDR, the Operating Partnership and each of the other entities comprising the Company have been and will continue to be operated in accordance with the laws of the jurisdictions in which they were formed and in the manner described in the relevant organizational documents, (ii) there will be no changes in the applicable laws of the State of Maryland or of any other jurisdiction under the laws of which any of the entities comprising the Company have been formed and (iii) each of the written agreements to which the Company is a party will be implemented, construed and enforced in accordance with its terms.

In rendering our opinion, we have considered and relied upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder (the “Regulations”), administrative rulings and other interpretations of the Code and the Regulations by the courts and the Internal Revenue Service (“IRS”), all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. In this regard, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS.

We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America to the extent specifically referred to herein. In addition, we express no opinion on any issue relating to EDR, other than as expressly stated below.

Based on the foregoing and subject to the other qualifications and limitations included herein, we are of the opinion that:

1.           EDR has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) pursuant to sections 856 through 860 of the Code for its taxable years ended December 31, 2008 through December 31, 2011, and EDR’s organization and current and proposed method of operation will enable it to continue to qualify for taxation as a REIT for its taxable year ending December 31, 2012 and in the future.

2.           The statements contained in the Prospectus under the caption “Federal Income Tax Consequences of Our Status as a REIT” and in the Prospectus Supplement under the caption “Additional Federal Income Tax Considerations” insofar as such statements constitute matters of law, summaries of legal matters, or legal conclusions, fairly present and summarize, in all material respects, the matters referred to therein.

EDR’s continued qualification and taxation as a REIT depend upon its ability to meet, through actual annual operating results, certain requirements relating to the sources of its income, the nature of its assets, its distribution levels, the diversity of its stock ownership and various other qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of EDR’s operations for any one taxable year will satisfy the requirements for taxation as a REIT under the Code.

This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue. We will not review on a continuing basis the Company’s compliance with the documents or assumptions set forth above, or the representations set forth in the Officer’s Certificate. Accordingly, no assurance can be given that the actual results of the Company’s operations for any given taxable year will satisfy the requirements for qualification and taxation as a REIT.

Education Realty Trust, Inc.

The foregoing opinion is based on current provisions of the Code and the Regulations, published administrative interpretations thereof, and published court decisions. The IRS has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification and taxation. No assurance can be given that the law will not change in a way that will prevent EDR from qualifying as a REIT.

The foregoing opinion is limited to the U.S. federal income tax matters addressed herein, and no other opinion is rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. This opinion speaks only as of the date hereof. We undertake no obligation to update any opinion expressed herein after the date of this letter. This opinion letter has been prepared in connection with the filing of the Prospectus Supplement on the date hereof and may not be used for any other purpose without our express written consent.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. We also consent to the references to Bass, Berry & Sims PLC under the captions “Additional Federal Income Tax Considerations” and “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the SEC.

Sincerely,

/s/ Bass, Berry & Sims PLC